Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

January 28, 2011

EnteroMedics Inc.

2800 Patton Road

St. Paul, Minnesota 55113

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EnteroMedics Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3, together with any subsequent amendments thereto (the “Registration Statement”), relating to the sale by the selling stockholders identified in the Registration Statement of up to 3,394,309 shares (the “Shares”) and, upon exercise of the warrants identified therein (the “Warrants”) in accordance with the terms thereof, up to an additional 3,734,709 shares (the “Warrant Shares”) of the Company’s common stock, $0.01 par value per share. The Shares and the Warrant Shares are to be sold from time to time as set forth in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that (i) the Shares have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when issued and paid for upon exercise of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited in all respects to the Delaware General Corporation Law.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption “Legal Matters” contained in the prospectus included therein.

Very truly yours,

/s/ Dorsey & Whitney LLP

TSH